Exhibit 99.1

The expenses to be incurred by the Partnership relating to the registration and offering of up to 7,500,000 Common Units representing limited partnership interests in the Partnership (including 1,125,000 Common Units that may be issued pursuant to the exercise of the underwriters’ option to purchase 1,125,000 Common Units) pursuant to a Registration Statement on Form S-3 (File No. 333-216251) filed with the Securities and Exchange Commission on February 27, 2016 and the related prospectus supplement dated March 2, 2016 are estimated to be as follows:

SEC registration fee	$19,993
NYSE listing fee	—
FINRA filing fee	—
Accounting fees and expenses	110,000
Legal fees and expenses	500,000
Printing and engraving fees and expenses	49,000
Transfer agent fees and expenses	5,000
Rating agency fees and expenses	—
Blue Sky fees and expenses	—
Miscellaneous fees and expenses	16,007
Total	695,000